Exhibit 99.1

NEWS RELEASE
Contact: Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Epsilon Jessica Nable – Media 212.457.7135 jnable@epsilon.com

ALLIANCE DATA’S EPSILON BUSINESS TO ACQUIRE HYPER MARKETING,
ONE OF THE NATION’S LARGEST DIGITAL AGENCIES

Combination with Existing Epsilon Assets Solidifies Next Gen Agency Model;
Will Create Nation’s Leading Digital Agency

DALLAS, Texas (November 9, 2012) – Alliance Data Systems Corporation (NYSE:ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that it has reached an agreement to acquire the Hyper Marketing (“HMI”) group of companies, the largest privately held marketing services agency in the United States.

HMI offers the full breadth of ROI-based marketing services through Ryan Partnership, CatapultRPM, SolutionSet and Getmembers.com, including: digital user experience design technology, specializing in websites, social media platforms and mobility; customer relationship marketing; consumer promotions marketing; direct and digital shopper marketing; distributed and local area marketing; and analytical services that include brand planning and consumer insights.  HMI is privately owned by Lake Capital and its affiliates, and has approximately 1,100 employees based primarily in Chicago, San Francisco and Wilton, Conn.

Strategic Fit:  Provides Digital Capabilities, New Verticals, Scale, and Top Talent

The $400 billion annual marketing spend in North America continues its secular shift away from traditional general advertising and toward measurable, ROI-based targeted marketing.  It is estimated that this latter market is now 50 percent of the total market and growing at a consistent mid to high-single-digit pace annually.

The ability to successfully navigate and leverage the benefits of this vast and growing market requires a new breed of agency that focuses on building customer connections.  This agency model drives business performance through dynamic engagement and meaningful customer experience, and requires a number of critical capabilities. Epsilon is currently the only end-to-end solution offering the “critical five” capabilities that provide the optimal suite of solutions to capitalize on this secular shift, with a focus on meeting the changing set of needs at the CMO level:

1.	Strategy/creative – working with the C-Suite to conceptualize, develop and execute comprehensive brand marketing strategies focused on customer acquisition, retention and brand loyalty
2.	Data – providing clients with unique, proprietary insights into their customers’ behaviors and channel preferences through transactional, demographic and psychographic data
3.	Database – processing significant amounts of consumer data and populating sophisticated loyalty and acquisition marketing platforms to enable dynamic marketing initiatives
4.	Analytics – using advanced analytic techniques to discern and optimize customer behavior
5.	Distribution – optimizing consumer targeting by leveraging all communications channels, including permission-based email, targeted display, mobile, social, direct mail and point-of-sale

The acquisition of HMI further expands and enhances Epsilon’s current ROI-based marketing services, specifically:

Expansion into Key Industry Verticals:  Epsilon’s previous agency acquisition, Aspen, added significant depth in automotive, telecom, and consumer product goods (CPG).  HMI will add additional scale and capabilities to CPG, telecom, retail and financial services, as well as expand into other key verticals such as energy, fitness, quick service restaurants (QSR) and technology.

Increases Critical Scale:  While Epsilon currently has critical mass in all five above areas, the acquisition of HMI will essentially double the size of Epsilon’s agency offering.  As such, Epsilon will have far more strategic resources to interact with and assist C-Suite executives, thus enhancing the potential for offering adjacent and complementary services through a “one-stop shop.”

Adding to Blue Chip Client Roster:  HMI brings an enviable roster of leading global brands, including Mars, Unilever, The Home Depot, and Kellogg, with top clients showing longstanding tenure of more than seven years.

Expands Digital Capabilities:  Epsilon’s 45 billion plus permission-based email circulation numbers make it a top tier player in this important part of the digital spectrum.  HMI allows Epsilon to further expand capabilities in key digital channels including mobile, social, targeted display, tablet and web development,  and importantly, in the user experience design and creative services that are essential to create compelling content and applications for these channels.

Adds Key Talent:  Led by industry veteran Zain Raj, HMI has a deep “bench” of tenured and experienced talent.  Epsilon and Alliance Data are excited about the fit and synergies associated with HMI’s management and capabilities, including the opportunity to further drive growth across the combined businesses.

Financial Rationale:  In 2013, HMI is expected to generate approximately $300 million in revenues and $50 million in EBITDA.  It has demonstrated a strong track record of organic growth, averaging in the high-single digits during the past few years.  This organic growth rate is expected to continue going forward, equating to approximately 3 times expected GDP growth trends.  Total consideration to be paid for HMI and existing obligations will be approximately $460 million, subject to working capital and other adjustments, or a multiple slightly over 9 times EBITDA.  The transaction is expected to be accretive to both GAAP and Core EPS in 2013, and 2013 guidance will be updated accordingly when Alliance Data releases its 2012 full year results. Closing is expected before year-end, subject to customary closing conditions and regulatory approval.

Leading Digital Agency:  Epsilon’s 2013 revenue is expected to jump to $1.3 billion following the acquisition of HMI.  The powerful combination of agency and digital assets (“digital agency”) will be approximately $500 million and, based upon published rankings, Epsilon’s digital agency is expected to be among the leading global agencies on a pro-forma basis.

Bryan Kennedy, president of Epsilon, commented, “HMI will be a well-received addition to the Epsilon family as we formalize our ‘agency of the future’ model.  By bringing in expertise in new verticals, adding notable scale to existing verticals and, as importantly, providing us with critical mass across the entire digital asset spectrum, we’re confident that there will be no other company out there that can deliver what Epsilon can now offer to today’s C-Suite.  I’m also looking forward to welcoming HMI’s highly talented associates to the Epsilon family.”

Zain Raj, chief executive officer of HMI, stated, “Hyper Marketing’s culture revolves around our clients – everything we do is designed to help deliver profitable growth while building value in their brands.  Combining HMI with Epsilon will help us provide broader and deeper solutions to our clients in a way that reflects the ongoing evolution of the marketing landscape.  Our team is particularly excited about the shared values between our organizations. We’re  each a highly client-centric culture that delivers unmatched service.  Finally, our complementary strengths across capabilities and verticals will enable our clients to choose a single partner for more of their marketing needs, ensuring a smooth ride all the way from strategy to execution without the frustrating ‘hand-offs’ of yesterday’s fragmented marketing model.”

Added Ed Heffernan, Alliance Data president and chief executive officer, “We’re looking at another strong year of organic growth across all three businesses.  Additionally, we’ve traditionally added a tuck-in acquisition here and there when it makes sense. We looked at well over 50 companies this year, got serious about half a dozen of them, and chose only one, HMI.”  Heffernan continued, “I would expect Epsilon to represent about a third of Alliance Data’s topline in 2013, and it will have a long runway left to expand – should be another fun year.”

BofA Merrill Lynch acted as financial advisor to HMI on the transaction.

About Epsilon
Epsilon is the global leader in delivering direct-to-customer connections that drive business performance. Epsilon's integrated solutions leverage the power of rich transactional and demographic marketing data, strategic insights, analytics, award-winning creative and robust digital and database marketing technologies to connect brands with consumers both online and offline, increasing engagement to generate measurable marketing outcomes.  Founded in 1969, Epsilon works with over 2,000 global clients and employs over 3,500 associates in 37 offices worldwide. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America's largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

About HMI
Hyper Marketing is a global company and the largest independent marketing-services network in North America. The company has 1,100 employees in 23 offices, with expertise in digital, direct, data, promotions, shopper marketing, Hispanic, and media buying and planning. HMI focuses on driving transactions by responding to changing consumer behavior in a hyper-connected world. HMI companiespartner with CMO’s of many of the world's best known brands including Dell, eBay, Kellogg’s, Office Depot, The Home Depot and Unilever to develop integrated programs that deliver profitable results. For more information visit www.hypermarketinginc.com.

About Lake Capital
Lake Capital is a private equity firm that focuses on investments in service-based enterprises across various industries.  The firm currently manages more than $1.3 billion in equity commitments and seeks to build leading services companies through organic and acquisition-enhanced growth.  More information about Lake Capital is available at www.lakecapital.com.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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